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                                                                 EXHIBIT 23.3

                                      CONSENT


     The undersigned hereby consents to references to our Winter 1999 @plan Report and Summer 1999 @plan Report (collectively, the "Reports") contained in the Registration Statement on Form S-1 which PCQuote.com, Inc. filed with the Securities and Exchange Commission on June 9, 1999 (the "Registration Statement"), including all references to, quotations from and summarizations of the Reports.



                                   @plan


                                   By: /s/ Susan Russo

                                   Name: Susan Russo

                                   Title: Executive Vice President